UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 SCHEDULE 14A

                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant / X /

Filed by a Party other than the Registrant /   /

Check the appropriate box:

/   / Preliminary Proxy Statement

/   / Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

/ X / Definitive Proxy Statement

/   / Definitive Additional Materials

/   / Soliciting Material Pursuant to Section 240.14a-12

                        Ramtron International Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X / No fee required.

/   / Fee computed on table below per Exchange Act Rule 14-6(i)(4) and 0-11

      1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

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      4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

      5)  Total fee paid:

          ---------------------------------------------------------------

/   /  Fee paid previously with preliminary materials.

/   /  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

        --------------------------------------------
    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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                      RAMTRON INTERNATIONAL CORPORATION
                             1850 RAMTRON DRIVE
                      COLORADO SPRINGS, COLORADO  80921

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE: Friday, May 29, 2009

TIME:  10:30 a.m. local time

PLACE:  Hilton Garden Inn
        1810 Briargate Parkway
        Colorado Springs, Colorado 80920

ITEMS OF
BUSINESS:  1.  Elect seven directors to serve on the Company's Board of
               Directors for a one-year term ending at the next year's Annual Meeting.

           2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as independent auditors of the Company for the fiscal year ending December 31, 2009.

           3. To transact other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

RECORD DATE:    Only stockholders of record at the close of business on
                April 3, 2009, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

PROXY VOTING:  All stockholders are cordially invited to attend the annual meeting in person. Whether you own a few or many shares of stock and whether or not you expect to attend the annual meeting in person, it is important that your shares be voted to ensure your representation and the presence of a quorum at the Annual Meeting. To assure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the proxy card, (2) by telephone by calling the toll-free number as instructed on the proxy card or (3) by mail by completing, signing, dating and returning the proxy card in accordance with its instructions. If you vote in advance of the Annual Meeting using the Internet, telephone or proxy card, you may still vote in person if you attend the Annual Meeting of Stockholders.

                                            By Order of the Board of Directors

                                            /s/ Eric A. Balzer
                                            -----------------------
                                            Eric A. Balzer
                                            Secretary
Colorado Springs, Colorado
April 17, 2009

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                               TABLE OF CONTENTS
                                                                          Page

Information Concerning Solicitation and Voting . . . . . . . . . . . .      5
Proposal 1 - Election of Directors . . . . . . . . . . . . . . . . . .     10
Information Regarding the Board of Directors and its Committees  . . .     12
Stockholder Communications with the Board of Directors . . . . . . . .     16
Code of Conduct  . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
Executive Officers of the Registrant . . . . . . . . . . . . . . . . .     16
Security Ownership of Principal Stockholders and Management  . . . . .     16
Equity Compensation Plan Information . . . . . . . . . . . . . . . . .     19
Executive Compensation - Compensation Discussion and Analysis  . . . .     20
Compensation Committee Interlocks and Insider Participation  . . . . .     30
Compensation Committee Report  . . . . . . . . . . . . . . . . . . . .     30
Executive Compensation and Other Information . . . . . . . . . . . . .     30
2008 Compensation of Directors . . . . . . . . . . . . . . . . . . . .     37
Section 16(a) Beneficial Ownership Reporting Compliance  . . . . . . .     39
Certain Relationships and Related Transactions . . . . . . . . . . . .     40
Proposal 2 - Ratification of Appointment of Independent Auditors . . .     40
Audit Committee Report . . . . . . . . . . . . . . . . . . . . . . . .     41
Other Matters and Form 10-K  . . . . . . . . . . . . . . . . . . . . .     42
Appendix A - Audit Committee Charter . . . . . . . . . . . . . . . . .     43

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                      RAMTRON INTERNATIONAL CORPORATION
                             1850 RAMTRON DRIVE
                      COLORADO SPRINGS, COLORADO  80921

                               PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

Your proxy is solicited by and on behalf of the Board of Directors of Ramtron International Corporation, a Delaware corporation, referred to as "us," "we," or the "Company" in this proxy statement, for use at the Annual Meeting of Stockholders to be held on May 29, 2009, at 10:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Hilton Garden Inn, 1810 Briargate Parkway, Colorado Springs, Colorado 80920.

You will receive a Notice of Internet Availability of Proxy Materials from either our transfer agent or from your bank, broker or other nominee, as applicable. The Notice of Internet Availability of Proxy Materials, this proxy statement and the annual report on Form 10-K for 2008 will be available on or about April 17, 2009 at www.edocumentview.com/RMTR. Additionally, a proxy card will be mailed to all registered stockholders and requests for voting instructions will be mailed to beneficial stockholders entitled to vote at the Annual Meeting. The annual report on Form 10-K for 2008 includes financial statements and a financial statement schedule, but excludes exhibits, as filed with the Securities and Exchange Commission, or the SEC. Our annual report on Form 10-K, and the exhibits thereto, as well as our other filings with the SEC may be accessed, free of charge, at http://www.sec.gov,
as soon as practicable after filing.   We will send free hard copies of our
proxy statement and annual report on Form 10-K within one business day of the Company receiving a request. Send such requests to Ramtron International Corporation, Investor Relations, 1850 Ramtron Drive, Colorado Springs, Colorado 80921, or call toll free 1-800-545-3726.

                               VOTING AND PROXIES

WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and the committees of our Board of Directors, the compensation of directors and our executive officers for fiscal year 2008, and other required information.

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WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

The items of business scheduled to be voted on at the Annual Meeting are:

1. The election of seven directors to our Board of Directors. The names of the nominees to be presented for election are: William G. Howard, William W. Staunton, III, Eric A. Balzer, William L. George, Jack L. Saltich, Theodore J. Coburn, and Eric Kuo.

2. The ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as independent auditors of the Company for the fiscal year ending
    December 31, 2009.

We are not aware of any business, other than as described in this proxy statement to be presented for stockholder action at the Annual Meeting. However, we will consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. See "WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING? below.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, our stockholders will be asked to act upon the matters outlined in the notice of meeting and described in this proxy statement, including the election of directors and ratification of the appointment of our independent auditors for the fiscal year ending December 31, 2009. In addition, management will respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

Only holders of record of shares of the Company's common stock at the close of business on April 3, 2009, the record date, are entitled to vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting. 27,737,927 shares of common stock were outstanding as of the close of business on the record date. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's corporate headquarters for any purpose germane to the Annual Meeting during ordinary business hours for ten
(10) days prior to the Annual Meeting.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF THE COMPANY'S COMMON STOCK?

Each outstanding share of the Company's common stock is entitled to one vote for each matter. Stockholders have no cumulative voting rights or rights of appraisal.

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HOW CAN I VOTE MY SHARES?

Stockholders may vote shares using any of the following methods:

Voting by Proxy Cards
---------------------

A registered stockholder may vote shares until voting is completed at the Annual Meeting by returning a duly completed and executed proxy card to Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado 80921, Attention: Secretary. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted FOR the director nominees listed on the proxy card, and FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hoffman, PC as the Company's independent auditor for the fiscal year ending December 31, 2009.

Voting by Telephone or Internet
-------------------------------

A registered stockholder may vote shares until 11:59 p.m. MDT on May 28, 2009 by calling the toll-free number indicated on the proxy card and following the recorded instructions or by accessing the website indicated on the proxy card and following the instructions provided. When a stockholder votes by telephone or Internet, his or her vote is recorded immediately. Beneficial holders of common stock may direct the voting of their shares in accordance with materials forwarded by the bank, brokerage, or other nominee holder as the case may be.

Voting by Attending the Annual Meeting
--------------------------------------

A stockholder may vote shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification.
If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any prior votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting. Further, if the shares are held of record by a broker, bank or other nominee and a stockholder wishes to vote at the Annual Meeting, he or she must obtain a proxy issued in his or her name from the record holder in accordance with the materials and instructions for voting provided by his or her broker, bank or other nominee.

Voting by "Street Name" Stockholders
------------------------------------

If stockholders hold shares in "street name," which means shares are held in the name of a broker, bank or other nominee, then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker, bank or other nominee. If "street name" stockholders wish to vote shares at the Annual Meeting, then they must obtain proxies from their broker, bank or other nominee in order to vote their shares at the Annual Meeting in accordance with the materials and instructions for voting provided by his or her broker, bank or other nominee.

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
Changing Votes
--------------

A stockholder may change his or her vote at any time before it is voted at the Annual Meeting by (i) delivering a proxy revocation or another duly executed proxy bearing a later date to the address set forth above Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado 80921, Attention: Secretary, (ii) voting again by telephone or Internet in the manner described above or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting. "Street name" stockholders who want to revoke or change their votes after returning voting instructions to their broker, bank or other nominee may do so in accordance with the materials and instructions provided by their broker, bank or other nominee or by contacting such broker, bank or other nominee to effect the revocation or change of vote.

HOW ARE VOTES COUNTED?

In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to all of or one or more of the nominees.

For the vote of ratification in the appointment of our independent auditors, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST." If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the nominees to the Board and "FOR" the ratification of the independent auditors).

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

In the election of directors, the seven persons receiving the highest number of "FOR" votes cast in their favor at the Annual Meeting will be elected. Ratification of the independent auditors requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers generally have discretionary authority to vote on each of the two items (election of directors and ratification of the independent auditors) expected to be presented. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal; however, they will be counted for purposes of determining a quorum. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

                                   Page-8

WHAT CONSTITUTES A QUORUM?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in the aggregate voting power of the outstanding shares of common stock entitled to vote will constitute a quorum, permitting the conduction of business by the Company at the meeting. As of the record date, 27,737,927 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 13,868,964 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy-holders, Gery E. Richards and William W. Staunton, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director at the time of the meeting, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

The Company is making this solicitation and will pay the entire cost of the proxy materials and soliciting votes. The Company may determine it is necessary to engage a proxy soliciting firm for the purpose of soliciting proxies for items to be voted upon. The Company may engage a proxy soliciting firm prior to the meeting at its expense. Any such firm engaged would be paid customary fees for their services. The solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting, and we will publish final results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2009.

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DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company, which are intended to be presented by such stockholders at the next Annual Meeting of Stockholders of the Company to be held after the 2009 Annual Meeting, must be received by the Company no later than December 18, 2009 or within a reasonable time prior to the Company's filing of its proxy materials, in order that they may be included in the proxy statement and form of proxy relating to the 2010 Annual Meeting. It is recommended that stockholders submitting proposals to direct them to the Secretary of the Company at 1850 Ramtron Drive, Colorado Springs, Colorado 80921 by certified mail, return receipt requested, in order to ensure timely delivery. No such proposals were received with respect to the Annual Meeting scheduled for May 29, 2009.

                        PROPOSAL 1 - ELECTION OF DIRECTORS

Director Nominees
-----------------

A board of seven directors will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are currently directors of the Company. It is not expected that any nominee will be unable or will decline to serve as a director. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the then members of the Board of Directors to fill the vacancy. The term of office of each person elected as a director at the Annual Meeting will continue until the next Annual Meeting of Stockholders and such time as his successor is duly elected and qualified or until his earlier resignation, removal or death.

The names of the nominees, who constitute all of the current directors, and certain information about them, are set forth below:

Name                           Age   Position(s) with the Company
----                           ---   ----------------------------

William G. Howard(1)(2)(3)     67    Chairman of the Board
William L. George(2)(3)        66    Director, Chairman of the Nominating
                                     and Governance Committee
Jack L. Saltich(1)(2)          65    Director, Chairman of the Compensation
                                     Committee
Theodore J. Coburn(1)(3)       55    Director, Chairman of the Audit Committee
Eric Kuo(2)                    57    Director
William W. Staunton, III       61    Director, Chief Executive Officer
Eric A. Balzer                 60    Director, Chief Financial Officer and
                                     Corporate Secretary
-----------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee
(3)  Member of the Nominating and Governance Committee

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
Dr. William G. Howard has served as a director of the Company since July 1994. Since September 1990, Dr. Howard has been an independent engineering consultant to various entities, including SEMATECH, the Semiconductor Industry Association and Dow Corning. Dr. Howard is a member of the National Academy of Engineering and a fellow of the Institute of Electrical Engineers and of the American Association for the Advancement of Science. Dr. Howard is Chairman of Thunderbird Technologies, a private company developing new transistor technologies, and is a director of Xilinx, Inc. (XLNX), a public company that manufactures integrated circuits.

Dr. William L. George became a director of the Company in August 2005.
From July 2007 until his retirement in September 2008, Dr. George served as Executive Vice President, Manufacturing Services, of ON Semiconductor, a supplier of performance power solutions. From August 1999 until June 2007, Dr. George served as Executive Vice President of Operations for ON Semiconductor. Dr. George received a B.S. degree in Metallurgical Engineering from the University of Oklahoma and a Ph.D. in Materials Science from Purdue University. Dr. George is a director of Silicon Image, Inc. (SIMG), a public company that designs and develops mixed-signal integrated circuits, and is a director of Power Integrations, Inc. (POWI), a public company that is a supplier of high voltage analog circuits for power management in line driven applications.

Mr. Jack L. Saltich has been a member of our Board of Directors since August 2005. Mr. Saltich is a retired executive with over 30 years of experience. From July 1999 until his retirement in August 2005, he was President and Chief Executive Officer of Three Five systems Inc., a technology company specializing in the design, development, and manufacturing of custom LCD displays and display systems. Mr. Saltich also serves on the board of directors of three other public companies, Immersion Corporation (IMMR), Leadis Technology (LDIS), and Atmel Corporation (ATML), and is Chairman of Vitex Systems Inc., a private company. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. Mr. Saltich received both a bachelor and masters degrees in electrical engineering from the University of Illinois.

Mr. Theodore J. Coburn joined the Company as a director in September 2005. Since August 1991, Mr. Coburn has served as president of the Coburn Capital Group, a boutique investment bank based in New York City. From April 2005 until May 2007, Mr. Coburn was a partner of Triton Real Estate Partners, a real estate development company. He serves as trustee of the Allianz Global Investors Mutual Fund Complex and a director of Nicholas-Applegate Fund, Inc. Since July 2007, Mr. Coburn has served as executive vice president of Nations Academy, a private education management company. From March 2006 to January 2007, Mr. Coburn was executive vice president of Edison Schools Inc., a private educational management company. Mr. Coburn received a B.S. degree in Economics and Finance from the University of Virginia; an M.B.A. degree from Columbia's Graduate School of Business; and a Masters of Divinity degree, a Masters degree in Education, and a Certificate of Advanced Studies in Cognitive Development from Harvard University.

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
Mr. Eric Kuo joined us as a director in March 2008. From April 2003 until his retirement in December 2007, he served as president and managing director of Fairchild Semiconductor (HK) Ltd. (FCS), a public company that provides high performance semiconductors that optimize energy for various product applications. In that capacity, Mr. Kuo was responsible for defining and implementing the region's strategic business plan and execution for Fairchild Semiconductor's Asia Pacific investments, acquisitions, divestitures and joint ventures. Mr. Kuo holds both a BSc in Management from National Chung Hsin University in Taiwan and an MBA from Golden Gate University in San Francisco.

Mr. William W. Staunton joined us as a director and our Chief Executive Officer in December 2000. Prior to joining us, Mr. Staunton served as Chief Operating Officer of Maxwell Technologies, which designs and manufactures multi-chip modules and board products for commercial satellite applications, from March 1999 until December 2000. Previously, Mr. Staunton was Executive Vice President of Valor Electronics Inc. from April 1996 until February 1999. Mr. Staunton holds a Bachelor of Science degree in Electrical Engineering from Utah State University.

Mr. Eric A. Balzer was named our Chief Financial Officer in October 2004. Mr. Balzer has served as one of our directors since September 1998. From November 1999 until October 2004, Mr. Balzer was a retired executive.
Mr. Balzer is a director of Capterra Financial Group, Inc. (CPTA), formerly known as Across America Real Estate Development, which is a public company that is involved in real estate development, and Intermet Corporation, a private company that is an independent maker of castings for automakers.
Mr. Balzer holds a Bachelor of Science degree in Finance from the University of Colorado.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                  STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF
                           THE NOMINEES NAMED ABOVE

       INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors currently consists of seven directors. The Board of Directors held a total of nine meetings during 2008. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during 2008. All committee members attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board of Directors on which he served during 2008. While we do not have a formal policy regarding the attendance of directors at the Annual Meeting of Stockholders, all directors are encouraged to attend. One non-employee director and both employee directors of the Board of Directors attended last year's Annual Meeting of Stockholders.

The Board of Directors consists of a majority of "independent directors" as such term is defined in The Nasdaq Stock Market's Marketplace Rules. Pursuant to the NASDAQ listing standards, an "independent director" is a person other than an officer or employee of a parent corporation or its subsidiaries or any other individual having a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing standards specify the criteria by which the independence of our directors should be determined.

                                   Page-12

In accordance with applicable provisions of the NASDAQ listing standards and SEC rules and regulations, our Board of Directors undertook its annual review of the independence of its directors and considered whether there were any transactions or relationships between each director, director nominee or any member of their immediate family and us that would interfere with his or her exercise of independent judgment. The Board of Directors has determined that Dr. William G. Howard, Dr. William L. George, Mr. Jack L. Saltich,
Mr. Theodore J. Coburn and Mr. Eric Kuo are independent directors in accordance with the listing requirements of NASDAQ. In making this determination, the directors reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to us.

The National Electrical Benefit Fund (the "Fund"), which as of April 10, 2009 beneficially held 6.2% of our outstanding common stock, is entitled to designate one member of our Board of Directors as long as the Fund owns shares of our common stock equal to or greater than five percent (5%) of our outstanding common stock. At this time, the Fund has not designated an individual to serve as a director on our Board.

The three standing committees of the Board are the Audit Committee, Compensation Committee and the Nominating and Governance Committee. The Board has appointed only independent directors to the Audit, Compensation and Nominating and Governance Committees. Our Board of Directors, the Audit Committee, Compensation Committee and Nominating and Governance Committee periodically hold meetings of only the independent directors or committee members without management present.

Audit Committee
---------------

The members of the Audit Committee during 2008 were Committee Chairman Mr. Coburn, Dr. Howard, and Mr. Saltich. There were five meetings of the Audit Committee during 2008. The Audit Committee is responsible for:

- Appointing, approving the fees of and assessing the independence of our independent registered public accounting firm;

- Overseeing the work of our independent registered public accounting firm, including through receipt of reports from the independent registered public accounting firm and information received in respect to other non-audit related services that the auditors may be asked to perform;

- Reviewing and discussing our annual audited financial statements and related disclosures with management and the independent registered public accounting firm;

-  Reviewing our quarterly unaudited financial statements;

- Coordinating oversight of our internal controls over financial reporting, disclosure controls and procedures and code of conduct;

-  Overseeing our internal audit functions;

- Establishing procedures for the receipt and retention of accounting related complaints and concerns;

                                   Page-13

- Meeting independently with our independent registered public accounting firm;

-  Reviewing any related party transactions; and

- Preparing the required Audit Committee report, which is provided on page 41 of this proxy statement.

Each Audit Committee member is considered "independent" under Nasdaq listing standards and Securities and Exchange Commission regulations. During 2008, the Board of Directors determined that based on the credentials of Mr. Theodore J. Coburn, the Chairman of the Audit Committee, Mr. Coburn qualified as an "audit committee financial expert" within the meaning of Securities and Exchange Commission regulations.

The Audit Committee has adopted a written charter for the Audit Committee, recently amended in January 2009, and a copy is filed as Appendix A to this Proxy. The Audit Committee Charter is also available on our website at www.ramtron.com. This material is also available in print to any stockholder who requests it in writing by contacting our Corporate Secretary at 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

Compensation Committee
----------------------

The Compensation Committee develops compensation policies and implements compensation programs, makes recommendations annually concerning salaries and incentive compensation, awards stock options and restricted stock to officers and employees under our stock incentive plans and otherwise recommends compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. Compensation for our named executive officers each year is usually determined prior to the first quarter of the relevant year. When determining recommendations for annual compensation levels and targets, the Compensation Committee considers competitive market data and establishes compensation based on these factors or in the case of our named executive officers, makes recommendations to our Board of Directors, who then act as a whole to set compensation based on these factors. The values of each component of total direct compensation (base salary, annual variable compensation and equity awards) for the current year, as well as total annual compensation for the prior year (including equity holdings, potential change of control payments and vested benefits) are all considered collectively by our Compensation Committee as part of this process.

Our Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist our Compensation Committee in determining the compensation of our executive officers. Our Compensation Committee may, from time to time, delegate certain authority to authorized persons internally, including our human resources department, to carry out certain administrative duties. The Compensation Committee holds executive sessions (with no members of management present) at the majority of its meetings.

                                   Page-14

The Compensation Committee is currently composed of Committee Chairman
Mr. Saltich, Dr. Howard, Dr. George, and Mr. Kuo, each of whom is independent under Nasdaq listing standards. The Compensation Committee met eight times during 2008.

The Compensation Committee operates under a written charter, which is available on our website at www.ramtron.com. This material is also available in print to any stockholder who requests it in writing by contacting our Corporate Secretary at 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

Nominating and Governance Committee
-----------------------------------

The members of the Nominating and Governance Committee during 2008 were Committee Chairman Dr. George, Dr. Howard and Mr. Coburn. The Nominating and Governance Committee held three meetings in 2008. The Nominating and Governance Committee is responsible for:

- The development and participation in a process for ongoing review of corporate governance issues of the Company and recommending corporate governance principles to the Board of Directors;

- The establishment of the criteria for board membership, including the size and structure of our Board and Board Committees, and evaluating and considering potential candidates, including those suggested by our stockholders;

- Reviewing, discussing and assessing the performance of our Board and its committees and making recommendations for improvement of performance; and

- The periodic review and assessment of non-employee director compensation for service on the Board and its committees and recommending any changes in compensation considered appropriate.

The Nominating and Governance Committee operates under a written charter, which is available on our website at www.ramtron.com. This material is also available in print to any stockholder who requests it in writing by contacting our Corporate Secretary at 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

With regard to the 2009 Annual Meeting of Stockholders, any stockholder director nominee submissions must be received by the Corporate Secretary no later than the date by which stockholder proposals for such Annual Meeting must be received as described above under the heading "DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS."

                                   Page-15

            STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has implemented a process by which our stockholders may send written communications to the Chairman or to the Board's attention. Any stockholder may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: c/o Ramtron International Corporation, Attn: Chairman of the Board, 1850 Ramtron Drive, Colorado Springs, Colorado 80921. This information is also available on the Company's website at www.ramtron.com. The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the Chairman, the full Board, or the individual Board member(s) specifically addressed in the communication.

                              CODE OF CONDUCT

Our Code of Conduct, which applies to all employees, including all executive officers and directors, is posted to our website at www.ramtron.com. Any material changes to the Code of Conduct will also be disclosed on our website. Any waivers of the Code of Conduct for our executive officers, directors or senior financial officers must be approved by our Audit Committee and those waivers, if any would be disclosed on our website under the caption, "Exceptions to the Code of Conduct." There have been no waivers to the Code of Conduct.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers and their ages are as follows:

Name                       Age   Position(s)
----                       ---   -------------------------------------------
William W. Staunton, III   61    Director, Chief Executive Officer
Eric A. Balzer             60    Director, Chief Financial Officer and
                                   Corporate Secretary
Robert R. Djokovich        52    Chief Operating Officer

Officers are appointed by and serve at the discretion of the Board of Directors. For information concerning Mr. Staunton and Mr. Balzer, see "Director Nominees" above.

Mr. Djokovich joined the Company in January 2006 as Sr. Vice President of Product Realization and was appointed Chief Operating Officer in April 2007. From April 1990 to December 2005, Mr. Djokovich was employed by Advanced Energy Industries, Inc. and held various positions, serving most recently as Vice President of Operations Engineering prior to his departure. Advanced Energy Industries, Inc. is a public company that develops, manufactures, and markets power conversion devices for the semiconductor equipment industry. Mr. Djokovich holds a Bachelor of Science degree in Engineering from the United States Air Force Academy.

                                   Page-16

                           SECURITY OWNERSHIP OF
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 10, 2009 by: (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all directors and executive officers as a group.

Name and Address                     Shares of Common Stock         Percent
Beneficial Owner(1)                  Beneficially Owned(2)        of Class(3)
---------------------------          ----------------------       -----------

National Electrical Benefit Fund            1,738,680(4)             6.2%
1125 15th Street, N.W., Room 912
Washington, D.C.  20005

William W. Staunton                         1,282,630(5)             4.5
Eric A. Balzer                                687,776(6)             2.4
William G. Howard                             491,754(7)             1.7
Robert R. Djokovich                           257,177(8)              *
Jack L. Saltich                               173,754(9)              *
William L. George                             161,754(10)             *
Theodore J. Coburn                            161,754(11)             *
Eric Kuo                                       21,428(12)             *

All directors and executive
officers as a group (8 persons)             3,238,027(13)           10.8
---------------
*    Less than one percent

(1) For directors and officers, the address is c/o Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

(2) Such persons or entities have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws where applicable, except as otherwise indicated in the information contained in these footnotes.

(3) Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares of common stock issuable upon the exercise of warrants or stock options held by each person or entity set forth in the table which are currently or become exercisable within 60 days are included in the number of shares of common stock outstanding for purposes of determining the percentage ownership of such person or entity.

(4) Includes: (i) 1,638,680 shares of common stock owned by the National Electrical Benefit Fund (the "Fund") and (ii) 100,000 shares of Common Stock issuable upon exercise of warrants held by the Fund. The trustees of the Fund share voting and dispositive powers as to such shares.

                                   Page-17

(5)  Includes: (i) 80,880 shares of common stock owned directly; (ii)
     925,000 shares of common stock issuable to Mr. Staunton upon exercise of options that are vested and exercisable within 60 days from April 10, 2009; (iii) 165,000 shares of restricted stock that will only vest upon the achievement of certain financial targets prior to December 31, 2009; and (iv) 111,750 shares of restricted stock with a service condition and a vesting period of three equal annual installments over three years from the date of grant of December 15, 2008.

(6) Includes: (i) 127,026 shares of common stock owned directly; (ii) 356,250 shares of common stock issuable to Mr. Balzer upon exercise of options that are vested and exercisable within 60 days from April 10, 2009; (iii) 140,000 shares of restricted stock that will only vest upon the achievement of certain financial targets prior to December 31, 2009; and (iv) 64,500 shares of restricted stock with a service condition and a vesting period of three equal annual installments over three years from the date of grant of December 15, 2008.

(7) Includes: (i) 1,754 shares of common stock owned directly; and (ii) 480,000 shares of common stock issuable to Dr. Howard upon exercise of options that are vested and exercisable within 60 days from April 10, 2009; and (iii) 10,000 shares of restricted stock with a service condition and a vesting period of one year from the grant date of January 15, 2009.

(8)  Includes: (i) 44,677 shares of common stock owned directly; (ii)
     100,000 shares of common stock issuable to Mr. Djokovich upon exercise of options that are vested and exercisable within 60 days from April 10, 2009; (iii) 90,000 shares of restricted stock that will only vest upon the achievement of certain financial targets prior to December 31, 2009; and (iv) 22,500 shares of restricted stock with a service condition and a vesting period of three equal annual installments over three years from the date of grant of December 15, 2008.

(9) Includes: (i) 13,754 shares of common stock owned directly; and (ii) 150,000 shares of common stock issuable to Mr. Saltich upon exercise of options that are vested and exercisable within 60 days from April 10, 2009; and (iii) 10,000 shares of restricted stock with a service condition and a vesting period of one year from the grant date of January 15, 2009.

(10) Includes: (i) 1,754 shares of common stock owned directly; and (ii) 150,000 shares of common stock issuable to Dr. George upon exercise of options that are vested and exercisable within 60 days from April 10, 2009; and (iii) 10,000 shares of restricted stock with a service condition and a vesting period of one year from the grant date of January 15, 2009.

                                   Page-18

(11) Includes: (i) 1,754 shares of common stock owned directly; and (ii) 150,000 shares of common stock issuable to Mr. Coburn upon exercise of options that are vested and exercisable within 60 days from April 10, 2009; and (iii) 10,000 shares of restricted stock with a service condition and a vesting period of one year from the grant date of January 15, 2009.

(12) Includes: (i) 1,428 shares of common stock owned directly; (ii) 10,000 shares of common stock issuable to Mr. Kuo upon exercise of options that are vested and exercisable within 60 days from April 10, 2009; and (iii) 10,000 shares of restricted stock with a service condition and a vesting period of one year from the grant date of January 15, 2009.

(13) Includes: (i) 273,027 shares of common stock owned directly; (ii) 2,321,250 shares of common stock issuable upon exercise of options that are vested and exercisable within 60 days from April 10, 2009; (iii) 395,000 shares of restricted stock that will only vest upon the achievement of certain financial targets prior to December 31, 2009 by executive officers of the Company; (iv) 198,750 shares of restricted stock with a service condition and a vesting period of three years;
      and (v) 50,000 shares of restricted stock with a service condition and a vesting period of one year.

                     EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2008, relating to equity compensation plans of the Company pursuant to which common stock is authorized for issuance:

                    Number of
                    securities       Weighted-               Number of
                      to be           average               securities
                   issued upon       exercise           remaining available
                   exercise of       price of           for future issuance
                   outstanding      outstanding            under equity
                     options,         options,          compensation plans
                  warrants, and    warrants, and      (excluding securities
                      rights          rights         reflected in column (a))
Plan category          (a)              (b)                     (c)
-------------     -------------   --------------     ------------------------
Equity
compensation
plans approved
by security
holders(1)          5,815,300          $3.20                 127,757

Equity
compensation
plans not
approved by
security
holders(2)            385,965          $4.02                  25,820
                    ---------                               ---------
Total               6,201,265          $3.24                 153,577
                    =========                               =========
-----------

                                   Page-19

(1) Includes outstanding options granted under the Company's 1995 Stock Option Plan, as amended (the "1995 Plan"), and the Amended and Restated 2005 Incentive Award Plan (the "2005 Plan"), collective, the "Plans." The options granted under the Plans become exercisable in full or in installments pursuant to the terms of each grant. The 1995 Plan has expired; directors and all employees of the Company, including officers, are eligible to participate in the 2005 Plan.

(2) On August 17, 1999, our Board of Directors adopted the 1999 Stock Option Plan, as amended, under which a total of 700,000 shares of the Company's common stock were authorized for issuance pursuant to the exercise of stock options granted thereunder. The exercise price of all non-qualified stock options must be equal to at least 100% of the fair market value of the common stock on the date of grant and the maximum term of each grant is ten years. Options granted become exercisable in full or in installments pursuant to the terms of each grant. Directors and executive officers of the Company are not eligible to participate in the 1999 Stock Option Plan, as amended, which expires on August 17, 2009.

                              EXECUTIVE COMPENSATION
                       COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives
--------------------------------------

Our objective is to attract, retain and motivate highly qualified executives with competitive compensation packages and reward them for achieving the goals we set for our Company. Our executive officer compensation program supports our business strategy by rewarding our executive officers for improving the Company's top-line results while remaining focused on cash flow performance and increased operating efficiency.

Our compensation program emphasizes a pay-for-performance concept, meaning an individual's compensation and career advancement depend upon meeting or exceeding pre-established Company objectives and goals. Our financial performance, as well as the individual executive's performance, are considered when determining an individual executive's compensation.

The Committee has been particularly mindful of the troubled state of the U.S. and world economies and the sensitivities of the public (including our stockholders) to compensation awards that are not tied to performance. In addition, during 2008, the Committee discussed with the Board and our executives the continued emphasis on conservative management and our compensation philosophy, which is designed to minimize excessive risk-taking by allocating a significant portion of executive compensation to long-term incentives, as discussed more fully below.

The Committee structures the Company's annual and long-term incentive-based cash and non-cash executive compensation to motivate our executives to achieve the financial and operational goals set by our Company and to only reward our executives upon achieving those goals.

                                   Page-20

Role of Compensation Committee and Administration of Compensation Program
-------------------------------------------------------------------------

Our Compensation Committee is responsible for reviewing and recommending, to the Board of Directors for approval, the compensation structure for our named executive officers, vice presidents and senior management. Subject to final approval by the Board of Directors, the Committee also reviews and approves our corporate goals and objectives that are relevant to the compensation of the Chief Executive Officer and other executive officers. Each year, the Committee reviews reports we may obtain from outside consultants, as well as market data and the recommendations from our Chief Executive Officer when determining the compensation of the Company's named executive officers, other than himself, and the Chief Executive Officer's direct reports, as further described below. The Committee makes recommendations on compensation for our named executive officers to the Board of Directors. The Committee also approves the grant of any discretionary equity-based benefits such as stock options and restricted stock to our named executive officers. Our long-term incentive program consists of restricted stock and stock option awards.

Role of Compensation Consultant and Use of Peer Group Data
----------------------------------------------------------

In 2007, the Committee hired DolmatConnell & Partners as an independent executive compensation consultant to review peer group data and make recommendations regarding the competitiveness of our executive compensation packages in connection with establishing our 2008 compensation. DolmatConnell & Partners reported the findings of its review directly to the Committee. DolmatConnell & Partners also provided market data for a group of peer companies against which we compared the competitiveness of our total compensation. Base salary, annual variable compensation that consisted of incentive cash and equity awards, and long-term incentives were evaluated.
The Committee also considered equity award levels for the 2007 peer group as a factor for determining the equity awards granted to executive officers in December 2007. We refer to this group of companies as our peer group. For 2008 compensation purposes, the criteria for the peer group was U.S.-based public companies in the semiconductor industry, without controlling equity holders, with revenues between $30 million and $120 million (approximately one-half to two times our estimated 2008 revenue guidance) and positive revenue growth. The Committee approved the 12 peer companies selected for the review conducted in the fourth quarter of 2007: Anaren, Inc.; California Micro Devices Corporation; Exar Corporation; hi/fn, Inc.; IntriCon Corporation; Leadis Technology, Inc.; Maxwell Technologies, Inc.; Microtune, Inc.; MIPS Technologies, Inc.; NetLogic Microsystems, Inc.; Peerless Systems Corporation; and Wireless Telecom Group, Inc.

The compensation review, provided by DolmatConnell & Partners, used for 2008 showed that our base salaries for our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer were positioned at approximately the 75th percentile of the peer group for similar positions and functions. Our executive officers' variable cash compensation and long-term incentives consisting of prior historical equity awards were considered to be approximately in the 50th percentile relative to our peer group. The Committee approved the increases of salaries for our executive officers for 2008 given the comparative results and management's level of performance relative to the prior year's financial objectives.

                                   Page-21

In 2008, the Committee hired Compensia, as a new independent executive compensation consultant, to review peer group data and make recommendations regarding the competitiveness of our 2009 executive compensation packages.
The Committee engaged Compensia because of the availability of additional services. In the fourth quarter of 2008, Compensia reported the findings of its review directly to the Committee and provided market data for a newly determined peer group of companies against which the competitiveness of our total compensation. Base salary, annual variable compensation that consists of incentive cash and equity awards, and long-term incentives were evaluated. The Committee also considered equity award levels for the 2008 peer group as a factor for determining the equity awards granted to executive officers in December 2008. For 2009 compensation purposes, the peer group selection criteria used in 2008 was revised by Compensia, to include U.S.-based public companies in the semiconductor industry, without controlling equity holders, with revenues of between $41 million and $161 million (approximately one-half to two times the Company's estimated revenue as of the end of 2008), and positive revenue growth. The Committee approved the 13 peer companies considered in the review conducted in the fourth quarter of 2008: Anaren, Inc.; California Micro Devices Corporation; Entropic Communications; Exar Corporation; hi/fn, Inc.; Intellon Corporation; IntriCon Corporation; Maxwell Technologies, Inc.; Microtune, Inc.; MIPS Technologies, Inc.; NetLogic Microsystems, Inc.; Virage Logic; Volterra Semiconductor. Compared to the prior year's peer group, Entropic Communications, Virage Logic and Volterra Semiconductor were added to the peer group, while Leadis Technology, Peerless Systems and Wireless Telecom dropped from the peer group used in 2008.

Role of Management
------------------

Our Chief Executive Officer reviews the annual performance of our Chief Financial Officer and Chief Operating Officer. He bases his evaluation on his knowledge of each executive officer's performance and feedback provided by each executive officer's peers and direct reports. In addition, our Chief Executive Officer also reviews the compensation data gathered from the compensation surveys provided by our compensation consultant and, after considering all relevant information, makes recommendations to the Committee on each executive officer's base salary, annual variable compensation that consists of incentive cash and equity awards, for our named executive officers for current year and future year compensation decisions.

Overview of Executive Compensation Components for 2008
------------------------------------------------------

For 2008, our executive officer compensation program consisted of:

-  Base salary;

- Annual variable compensation that consists of incentive cash and equity awards;

-  Long-term incentive plan awards in the form of restricted stock;

                                   Page-22

- Health and welfare employee benefits generally available to our employees, including medical and dental insurance, life insurance and disability plans;

-  Company matching contributions to our 401(k) Retirement Plan; and

-  Certain perquisites and other benefits.

Impact of Individual Performance on 2008 Executive Compensation
---------------------------------------------------------------

The Committee evaluates the performance of our Chief Executive Officer annually. The Committee generally uses the same criteria to determine the level of total compensation for the Chief Executive Officer, the other named executive officers, and certain members of senior management. The criteria are comprised primarily of measurable factors, such as the achievement of financial goals including annual revenue growth and pre-tax net income. The Committee also reviewed the peer group data prepared by DolmatConnell & Partners, as well as the Chief Executive Officer's reviews and recommendations of his direct reports, in making its compensation recommendations to the Board of Directors. The independent directors then met as a group, in executive sessions, to review the performance of the named executive officers and the recommendations of the Committee. These reviews were used to approve the base salary, variable cash compensation, and equity awards for each named executive officer.

The Chief Executive Officer's evaluations of his direct reports were based on his knowledge of each executive officer's performance, as well as peer feedback. In addition, our Chief Executive Officer also reviewed the peer group data provided by DolmatConnell & Partners in the 2007 review.

Design of our Compensation Programs
-----------------------------------

The Committee believes that the compensation package for each executive officer should consist of the following principal components that are consistent with our pay-for-performance philosophy:

- Annual base salary, which is primarily driven by peer group comparisons, executive experience and performance;

- Annual variable compensation that consists of incentive cash and equity awards, which is primarily driven by the achievement of operational and financial objectives such as annual revenue growth & pre-tax net income;

- Performance-based equity awards, which are measured against achievement of objectives that are consistent with our long-term strategic goals for the Company; and

- Appropriate compensation in the event of a change-in-control related termination.

                                   Page-23

The Compensation Committee does not target specific levels of pay for individual executives; rather in determining levels of compensation for individual executives, the Compensation Committee takes into consideration a number of factors including the following:

-  Individual executive performance, experience, and qualifications;
- Company performance against financial goals, including profitability and revenue;
-  Scope of each executive's role; and
-  Competitive pay practices and prevailing market conditions.

Base Salary
-----------

Base salaries are designed to provide executive officers with a fixed and stable portion of their total compensation package.

When the Committee makes recommendations regarding the base salaries for our executive officers, it takes into account individual executive performance, experience, qualifications, corporate role and level of responsibility. Executive officers with the highest level of responsibility have the lowest percentage of their compensation fixed as base salary and the highest percentage of their total compensation at risk.

Recommendations regarding adjustments to base salary are established at the Committee's meeting in December of each year. At the end of 2007, changes to the base salaries of our executive officers for 2008 reflected both a review of peer group comparisons and their individual performance.

                                   Increase           Increase  Reduced
                                     from               from     from
                           2008      2007      2009     2008     2009
                           Base      Base      Base     Base     Base
Name                      Salary    Salary    Salary   Salary   Salary
                            ($)      (%)       ($)      (%)     ($)(1)
-----------------------   -------  --------  -------  --------  -------
William W. Staunton
Chief Executive Officer   408,000      2     408,000      --    359,040

Eric A. Balzer
Chief Financial Officer   306,600      5     306,600      --    269,808

Robert R. Djokovich
Chief Operating Officer   260,000     5.7    273,000       5    240,240

----------

(1) Effective March 15, 2009, the Company implemented a restructuring program and adopted cost cutting measures, including reducing base salaries company wide in a range from 5% to 12%, with the greater percentage reductions applying to more highly paid personnel. Each executive officer's annual base salary was reduced by 12%.

                                   Page-24

Based on peer group data, the 2008 base salaries of the named executive officers were, on average, positioned at the 75th percentile of our peer group. In making recommendations about the salary increases for 2008, the Committee primarily reviewed and discussed comparable peer group data and how effective management was in achieving the Company's financial objectives.

Incentive-Based Compensation
----------------------------

Our pay-for-performance program includes performance-based variable cash compensation that rewards executives for achieving strong annual financial performance, as well as equity awards and long-term incentives that reward executives for contributing to achievement of our long-term financial objectives. Annual variable cash compensation is determined primarily by our financial results and is not linked directly to the value of the increases or decreases in the Company's stock price. In this regard, we expect that variable cash compensation will generally be paid only in years during which the company as a whole has a strong performance.

The Committee determines recommendations regarding the amount of short- and long-term equity grants based on subjective factors such as relative job scope, expected future contributions to the growth and development of the Company, and the competitiveness of our grants relative to our peer group. When evaluating expected future contributions, the Committee projects the value of the executive officer's future performance based on the officer's expected career development.

2008 Annual Incentive Cash Award Program
----------------------------------------

The Committee and Board approved the 2008 financial targets and the potential amounts for our levels for our annual variable cash compensation amounts for our 2008 Annual Incentive Cash Award Program (the "2008 Incentive Program") in December 2007. Participants in the 2008 Incentive Program included our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, in addition to one Senior Vice President, our Vice Presidents, and senior management. The Compensation Committee believed that the 2008 Incentive Program provided an appropriate level of compensation that was incentive based and at risk, which was consistent with our pay-for-performance philosophy. The Compensation Committee believed that the level of achievement set for a target payout of 100% required superior performance: 24% total year-over-year revenue growth and 10% pre-tax net income percentage, excluding stock-based compensation expense.

The 2008 Incentive Program required us to achieve certain minimum levels of revenue growth and pre-tax net income, excluding stock-based compensation expense, before any payouts under the program could occur. The range for pre-tax net income, excluding stock-based compensation, had a minimum threshold of 9.6% up to a maximum of 11.8%, as shown in the matrix below. The range for total year-over-year revenue growth had a minimum threshold of 11% up to a maximum of 36%, as shown in the matrix below represented by the range of revenue of $56.7 million to $69.30 million.

                                   Page-25

Annual Variable Cash Incentive Potential Payout
-----------------------------------------------

                                         Revenue - $ million
              ================================================================
                     /  $56.70  /  $59.85  /  $63.00  /  $66.15  /  $69.30  /
              ================================================================
Pre-Tax        11.8% /   100%   /   125%   /   150%   /   175%   /   200%   /
Net Income    ---------------------------------------------------------------
Percentage     11.2% /    75%   /   100%   /   125%   /   150%   /   175%   /
(excluding    ---------------------------------------------------------------
stock-based    10.7% /    50%   /    75%   /   100%   /   125%   /   150%   /
compensation) ---------------------------------------------------------------
               10.2% /    25%   /    50%   /    75%   /   100%   /   125%   /
              ---------------------------------------------------------------
                9.6% /     0%   /    25%   /    50%   /    75%   /   100%   /
              ===============================================================

The cash incentive awards were payable in the first quarter of 2009 after 2008 year-end financial results were issued. All eligible participants had to be employed on the date cash incentive awards are paid in order to receive their payout amounts.

The Committee and Board reviewed our actual 2008 performance against the objectives established for the 2008 Incentive Program at the end of the fourth quarter of 2008. Based on 2008 actual financial performance, we achieved the following results under the 2008 Incentive Program:

- Revenue growth was 24.4%. Total revenue in 2008 was $63.6 million compared to total revenue of $51.1 million in 2007; and

- Pre-tax net income percentage, excluding stock-based compensation expense, was 10.9% for 2008.

Actual results for both financial metrics exceeded the base target requirements, resulting in cash incentive payouts that were above the target base rate. Actual cash incentive payouts for our named executive officers were as follows:

                             Cash Incentive      Actual       Cash
                              Opportunity       Incentive   Incentive
Position                       at Target         Results      Award
-----------------------     -----------------   ---------   ---------
Chief Executive Officer     100% Base Salary       118%     $481,440
Chief Financial Officer      75% Base Salary      88.5%     $271,341
Chief Operating Officer      65% Base Salary      76.7%     $199,420

The cash incentive awards were paid to our executive officers in February
2009.

                                   Page-26

Equity Awards and Long-Term Incentives
--------------------------------------

The Committee views the granting of performance-based stock awards as a valuable incentive that serves to attract, retain and motivate executive officers and other key employees, as well as to align their interests more closely with our corporate objectives.

In 2008, equity awards consisting of 428,125 shares of common stock were granted to our named executive officers, which represented approximately 62% of all equity awards granted to our employees in 2008.

2007 Challenge Grants Program
-----------------------------

Our executive officers and certain members of senior management participate in our 2007 Challenge Grants Program. The Committee and Board approved the 2007 Challenge Grants Program for the period of January 2007 through December 2009.

Under the 2007 Challenge Grants Program, the Committee and Board approved the grant of restricted stock awards under our Amended and Restated 2005 Incentive Award Plan to Mr. Staunton, Mr. Balzer, and Mr. Djokovich. These restricted stock awards would be earned and vest based on the achievement of certain financial targets by December 31, 2009, provided that the award recipient remains a full-time employee of the Company as of December 31, 2009. The financial targets consisted of annual revenue between $75 million and $105 million and pre-tax net income as a percentage, excluding stock-based compensation expense, between 10% and 16%. If earned, the restricted stock awards will not be subject to any additional vesting conditions. Partial achievement of the performance targets above a minimum specified level for annual revenue and net income before stock-based compensation expense would result in a partial vesting of the restricted stock awards prior to the end of the program. Mr. Staunton was granted 165,000 shares of restricted stock, Mr. Balzer was granted 140,000 shares of restricted stock, and Mr. Djokovich was granted 90,000 shares of restricted stock.

Due primarily to global economic conditions affecting our financial results, we currently believe that we will not achieve the minimum net income target established under the 2007 Challenge Grants Program. As a result, we have reversed all accruals in 2008 for this performance-based restricted stock award and do not plan to make additional accruals in 2009.

Restricted Stock Awards
-----------------------

On a discretionary basis commencing in 2006, we began granting employees restricted stock awards in addition to stock options. Stock options provide economic value to the holder if the price of our common stock has increased from the grant date at the time the option is exercised. In contrast, restricted stock has economic value when it vests, even if our stock price declines or stays flat. We believe restricted stock awards are an important retention tool because they have more stable value than stock options. Restricted stock awards generally vest over a one to three year period as long as the grantee remains an employee.

                                   Page-27

In December 2008, based on our accomplishments during the year, the Committee and Board approved restricted stock awards for our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, members of senior management and certain other employees. The awards were based on the achievement of financial targets and operational goals that were set to improve the long-term competitive position and market value of the Company. All such restricted stock awards vest in three equal annual installments beginning December 15, 2009. Under this award, Mr. Staunton received 117,750 shares of restricted stock, Mr. Balzer received 64,500 shares of restricted stock, and Mr. Djokovich received 22,500 shares of restricted stock. These shares of common stock are restricted by a service condition.

Stock Option Grants
-------------------

In December 2008, the Committee and Board granted annual stock options to our named executive officers and certain employees. To encourage optionees to remain in our employ, we generally grant stock options that will only vest in connection with continued service over a specified period of time.

As part of the December 2008 grants, Mr. Staunton received a stock option to purchase 127,500 shares, Mr. Balzer received a stock option to purchase 69,375 shares and Mr. Djokovich received a stock option to purchase 32,500 shares of common stock. All such stock option grants have a four-year vesting period with 25% of the grant vesting on December 15, 2009 and an additional 25% vesting annually thereafter. The stock options were granted at an exercise price of $1.42 per share, which was the closing price of our common stock on the grant date.

Retirement and Other Benefits
-----------------------------

In order to attract and retain employees and provide support in the event of illness or injury, we offer all of our employees, including executive officers, medical and dental coverage, disability insurance and life insurance. All of our executive officers are entitled to participate in these plans on substantially the same terms that apply to all of our employees.

We encourage saving for retirement through our 401(k) plan, to which we may make matching contributions. Employees may contribute up to the maximum voluntary deferral amount allowed by the Internal Revenue Service. In 2008, we matched, as a Company contribution, 25% of the first 6% of salary contributed to the plan by those participating employees. Payment of matching funds is made to employees on a quarterly basis, and employees must be employed on the last day of the quarter to receive the matching contribution. All employee contributions are vested upon contribution and any matching contribution vests over time based on years of service. Vesting occurs 20% each year after the first year of service. As part of the March 2009 cost reduction measures undertaken by the Company, we suspended our 401(k) matching contribution program for all employees for 2009.

                                   Page-28

We also provide car allowances and reimburse travel expenses for executive officers for business purposes only.

Change-in-Control Agreements
----------------------------

In 2007, we entered into Change-in-Control Agreements, which we refer to as the change-in-control agreements, with Mr. Staunton, Mr. Balzer, and Mr. Djokovich. We amended and restated these change-in-control agreements in December 2008 to address recently adopted tax regulations, but all other material terms and conditions remained the same. We entered into the change-in-control agreements as a means to assure continuity of management and operations in the event of a change-in-control. The change-in-control agreements continue in effect until December 23, 2010, at which time they automatically renew for successive one-year terms unless notice of non-renewal is given ninety (90) days prior to such renewal date.

Under the change-in-control agreements, in the event of termination of the executive's employment by us or due to death or total disability of the executive officer within 12 months following a change in control (including termination by us within 60 days prior to the date on which a change-in-control occurs and such termination was at the request of a third party who had taken steps reasonably calculated to effect a change-in-control or otherwise arose in connection with and in anticipation of the Change in Control), other than for "cause," or by the executive for "good reason," each executive officer will receive:

-  A severance payment equal to two times his current annual base salary;

- An amount equal to the greater of either two times the bonus paid to the executive for the prior fiscal year or two times his target bonus for the year during which the change in control occurs;

- Immediate acceleration of vesting of all outstanding equity awards (stock options and restricted stock) held by the executive;

- Reimbursement for up to 18 months of continued eligibility to participate in medical and health benefit plans on the same terms and conditions in effect for the executive prior to his termination, plus the cash value of an additional 6 months of the same coverage; and

-  Reimbursement of any excise taxes imposed under Internal Revenue Code
   Section 280G.

                                   Page-29

Deductibility of Executive Compensation
---------------------------------------

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a publicly held corporation will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation (including stock-based compensation) paid to a particular officer exceeds $1 million in any fiscal year unless, among other exemptions, such compensation was based on performance goals and certain other conditions are satisfied. The Committee takes the limitations of Section 162(m) into account in making its compensation decisions, but such limitations are not necessarily a determining factor.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee during 2008 were Jack L. Saltich, William G. Howard, William L. George, and Eric Kuo. None of our executive officers or employees were members of our Compensation Committee during 2008.

                       COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for the 2009 Annual Meeting of Stockholders and be incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

                                                  Jack L. Saltich, Chair
                                                  William G. Howard
                                                  William L. George
                                                  Eric Kuo

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

2008 Summary Compensation Table
-------------------------------

The following table sets forth information concerning all compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, and our Chief Operating Officer (who we refer to as our named executive officers), during the fiscal years ended December 31, 2008, 2007 and 2006.

                                   Page-30

                                                                     Non-Equity
Name and                                      Stock      Option    Incentive Plan     All Other
Principal Position       Year   Salary($)   Awards($)   Awards($)  Compensation($)  Compensation($)   Total($)
                                               (1)         (1)
-------------------      ----   ---------   ---------   ---------  --------------   ---------------  ----------

William W. Staunton       2008   408,000      18,988(2) 365,104       481,440(3)      33,450(4)      1,306,982
Chief Executive Officer   2007   400,000     492,798    172,545       560,000         66,980(5)      1,692,323
                          2006   357,706      11,007     84,617                       61,968           515,298

Eric A. Balzer            2008   306,600      11,714(2) 206,944       271,341(3)      11,814(6)        808,413
Chief Financial Officer   2007   292,367     345,653     97,380       350,840         10,966         1,097,206
                          2006   265,788       7,338     51,624                       24,294           349,044

Robert R. Djokovich(7)    2008   260,000       7,949(2) 129,939       199,420(3)       3,450(8)        600,758
Chief Operating Officer   2007   246,100     203,295     52,310       246,000          3,375           751,080

-----------

(1) These columns reflect the values recognized for stock option and restricted stock awards for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, and thus may include amounts from awards and options granted during and prior to the relevant year. Please see a discussion of all assumptions used in the valuation of these awards in Note 8 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008. Please see a discussion of all assumptions used in the valuation of these awards in Note 7 to the consolidated financial statements in our Annual Report on Form 10-K for the years ended December 31, 2007 and 2006.

(2) These amounts for 2008 do not include any value attributable to the restricted stock award issued to each executive under the 2007 Challenge Grants Program, because we currently believe that we will not achieve the minimum net income target established under the 2007 Challenge Grants Program.

(3) For fiscal year 2008, this column reflects the annual variable cash compensation that was paid in 2009 for fiscal year 2008 performance.

(4) For fiscal year 2008, includes $30,000 for housing and car allowances and $3,450 for our matching contribution to our 401(k) Retirement Plan.

(5) For fiscal year 2007, includes $33,605 for unused vacation time, $30,000 for housing and car allowances and $3,375 for our matching contribution to our 401(k) Retirement Plan.

(6) For fiscal year 2008, includes $8,364 for travel to and from our headquarters and $3,450 for our matching contribution to our 401(k) Retirement Plan.

                                   Page-31

(7) Mr. Djokovich was appointed as an executive officer of our Company in April 2007.

(8) For fiscal year 2008, represents the amount paid for our matching contribution to our 401(k) Retirement Plan.

Grants of Plan-Based Awards for 2008
------------------------------------

                            Estimated Future Payouts        All Other      All Other
                                Under Non-Equity            Stock Awards:  Option Awards:  Exercise
                             Incentive Plan Awards          Number of      Number of      or Base        Grant Date
                        ---------------------------------   Shares         Securities     Price of       Fair Value of
               Grant    Cash($)      Cash($)    Cash($)     of Stock       Underlying     Option         Stock and
Name           Date    (threshold)  (target)   (maximum)    or Units(#)    Options(#)     Awards($/sh)   Option Awards($)
                          (1)         (1)         (1)           (2)           (2)                             (3)
----------   --------  ----------   --------  ----------   -------------   --------------  ------------   ----------------
William W.
Staunton                 408,000    612,000    816,000
             12/15/08                                      117,750(4)                                         158,685
             12/15/08                                                     127,500(5)         1.42             114,826

Eric A.
Balzer                   229,950    345,000    459,900
             12/15/08                                      64,500(4)                                           91,590
             12/15/08                                                      69,375(5)         1.42              62,480

Robert R.
Djokovich                169,000    253,500    338,000
             12/15/08                                      22,500(4)                                           31,950
             12/15/08                                                      32,500(5)         1.42              29,270

----------

(1) Under the 2008 Incentive Program the financial target range for pre-tax net income, excluding stock-based compensation, had a minimum threshold of 9.6% up to a maximum of 11.8%. The range for total year-over-year revenue growth had a minimum threshold of 11% up to a maximum of 36% for the range of revenue of $56.7 million to $69.30 million. The threshold, target and maximum annual variable cash compensation payout for executive officers was established at 100%, 150% and 200% of base salary for Mr. Staunton, respectively; 75%, 112.5% and 150% of base salary for Mr. Balzer, respectively; and 65%, 97.5% and 130% of base salary for Mr. Djokovich, respectively.

(2) All grants to the named executive officers during fiscal 2008 were made under the Company's Amended and Restated 2005 Incentive Award Plan.

                                   Page-32

(3) The Company applies the Black-Scholes valuation method to compute the estimated fair value of the stock options and recognizes compensation expense, net of estimated forfeitures on a straight-line basis so that the award is fully expensed at the vesting date. Restricted stock awards were valued at the closing price on the date of grant and compensation expense, net of estimated forfeitures on a straight-line basis so that the award is fully expensed at the vesting date.

(4) The vesting of these restricted stock awards occurs in three equal annual installments over a three year period beginning December 15, 2009 and is restricted by a service condition.

(5) The vesting of these option awards occurs in four equal annual installments over a four year period beginning December 15, 2009 and is subject to a continued service condition.

Outstanding Equity Awards at 2008 Fiscal Year End
-------------------------------------------------

                              Option Awards                                             Stock Awards
             =================================================   =================================================
                                                                                                      Equity
                                                                                                      Incentive
                                                                                         Equity       Plan
                                                                                         Incentive    Awards:
                                                                                         Plan         Market
                                                                                         Awards:      or Payout
                                                                                         Number of    Value of
                                                                             Market      Unearned     Unearned
              Number of    Number of                             Number of   Value of    Shares,      Shares,
              Securities   Securities                            Shares or   Shares or   Units        Units
              Underlying   Underlying                            Units of    Units of    or Other     or Other
              Unexercised  Unexercised    Option    Option       Stock that  Stock that  Rights that  Rights that
              Options(#)   Options(#)     Exercise  Expiration   Have Not    Have Not    Have Not     Have Not
Name          Exercisable  Unexercisable  Price($)  Date         Vested(#)   Vested(#)   Vested(#)    Vested($)
                                                                                (1)                       (1)
----------    -----------  -------------  --------  ----------   ----------  ----------  -----------  -----------
William W.                                                       111,750(2)  205,620
Staunton                                                                                 165,000(3)   303,600
                     0       127,500(4)    1.420    12/15/2018
                32,500        97,500(5)    4.070    12/11/2017
               117,500       117,500(6)    3.720    12/19/2016
               100,000       100,000(7)    1.910     3/30/2016
               150,000             0       3.710    12/02/2014
               100,000             0       2.320    10/21/2013
               100,000             0       3.800    12/03/2012
                75,000             0       1.880    10/16/2011
               200,000             0       5.500    12/15/2010

                                   Page-33

Eric A.                                                           64,500(2)  118,680
Balzer                                                                                   140,000(3)   257,600
                     0        69,375(4)    1.420    12/15/2018
                25,000        75,000(5)    4.070    12/11/2017
                80,000        80,000(6)    3.720    12/19/2016
                56,250        18,750(8)    2.292    12/07/2015
                75,000             0       3.710    12/02/2014
                60,000             0       3.010    10/26/2014
                25,000(9)          0       3.800    12/03/2012
                10,000(9)          0       7.250     2/02/2011
                15,000(9)          0       7.438     1/28/2010
                 5,000(9)          0       10.563   10/03/2010
                 5,000(9)          0       7.406    12/22/2009

Robert R.                                                         22,500(2)   41,400
Djokovich                                                                                 90,000(3)   165,600
                     0        32,500(4)    1.420    12/15/2018
                15,000        45,000(5)    4.070    12/11/2017
                40,000        40,000(6)    3.720    12/19/2016
                30,000        30,000(7)    1.910     3/30/2016

-----------

(1) Based on the closing price as reported on the Nasdaq Global Market on December 31, 2008 of $1.84.

(2) Restricted stock awards that vested in three equal annual installments beginning one year from the grant date of December 15, 2008.

(3) The vesting of such restricted stock awards under the 2007 Challenge Grants Program is based upon the achievement of long-term incentive financial targets and employment status. If minimum financial targets for full-year 2009 total revenue and pre-tax net income, excluding stock-based compensation expense are not achieved by December 31, 2009, or if the recipient of a restricted stock award is not a full-time employee of the Company on the last day of the year in which the incentive performance target is achieved, the restricted stock awards will not vest and the shares will be forfeited. Upon the achievement of the minimum financial targets, a partial vesting of the restricted stock will occur. Due primarily to global economic conditions, we currently believe that we will not achieve the minimum pre-tax net income target established under the 2007 Challenge Grants Program. As a result, we have reversed all prior accruals for this performance-based restricted stock award in 2008 and do not plan to make additional accruals in 2009.

(4) Options granted on December 15, 2008, vesting in four equal annual installments beginning one year from the date of grant.

                                   Page-34

(5) Options granted on December 11, 2007, vesting in four equal annual installments beginning one year from the date of grant.

(6) Options granted on December 19, 2006, vesting in four equal annual installments beginning one year from the date of grant.

(7) Options granted on March 30, 2006, vesting in four equal annual installments beginning one year from the date of grant.

(8) Option was granted on December 7, 2005 and vests in four equal annual installments beginning one year from the date of grant.

(9) Options granted to Mr. Balzer during the time he served solely as a director of the Company.

Option Exercises and Stock Vested
---------------------------------

                           Option Awards               Stock Awards
                     =========================   ========================
                       Number                      Number
                      of Shares       Value       of Shares      Value
                     Acquired on   Realized on   Acquired on  Realized on
Name                 Exercise(#)   Exercise($)    Vesting(#)   Vesting($)
-------------------  -----------   -----------   -----------  -----------

William W. Staunton          0             0      27,354(1)     103,700

Eric A. Balzer               0             0      17,026         64,500

Robert R. Djokovich          0             0      12,278         46,500

----------

(1) The Company reacquired 8,502 shares of restricted stock from Mr. Staunton to pay his withholding tax obligation upon vesting. The sale price to the Company was the closing price of our common stock on the deemed exercise date of February 22, 2008. Mr. Staunton received a net total of 18,852 shares.

Change-in-Control Agreements
-----------------------------

In 2007, we entered into Change-in-Control Agreements, which we refer to as the change-in-control agreements, with Mr. Staunton, Mr. Balzer, and Mr. Djokovich, who are our executive officers. Please refer to the disclosure under "Executive Compensation - Compensation Discussion and Analysis" above for the terms and conditions of the change-in-control agreements with our executive officers.

                                   Page-35

As defined in the Agreements, a "Change-in-Control" generally includes the occurrence of any of the following: (i) any person becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding voting securities of the Company; (ii) the approval by the Company's stockholders of a merger of the Company with or into any other corporation of which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, unless (A) a majority of the members of the Company's board of directors continue to be members of the board of directors of the surviving corporation, or (B) no entity or person following the merger owns greater than 50% of the outstanding securities of the surviving entity;
(iii) a consolidation of the Company with any other corporation; (iv) sale or disposition of all or substantially all of the Company's assets or the adoption of a plan of complete liquidation; or (v) the members of the Board of Directors or those Board members nominated by the Company for election to the Board cease for any reason to constitute a majority of the Board.

Potential Payments Upon Termination Following a Change-in-Control(1)
--------------------------------------------------------------------

The table below reflects the hypothetical payments upon a change-in-control and termination of the relative executive officer as of December 31, 2008, other than termination by us for "cause," including termination upon death or total disability of the executive officer.

                                                                                     Gross up
                                                                                     of I.R.C.
                                                                                       Golden
                               Cash Severance                                        Parachute
                           ----------------------     Value of                       excise tax
                                       Management   Accelerated                    resulting from
                             Base       Incentive     Unvested      Benefits         Change-in
                           Salary($)     Bonus($)     Equity($)   Continuation($)    Control($)      Total($)
Name                         (2)           (3)          (4)            (5)              (6)
-----------------------    ---------   ----------   -----------   ---------------  --------------   ----------

William W. Staunton        816,000     962,880        562,750         23,918          318,000       2,683,548
Eric A. Balzer             613,200     542,682        405,418         25,182          202,000       1,788,482
Robert R. Djokovich        520,000     398,840        220,650         31,335          105,000       1,275,825

----------

(1) All references to base salary and annual variable cash compensation amounts are as described under "Compensation Discussion and Analysis" and "2008 Summary Compensation Table."

(2) Under the Agreements, executive officers will receive a severance payment equal to two times current annual base salary.

                                   Page-36

(3) This amount is equal to the greater of either two times the annual variable cash compensation paid to the executive for 2008, paid in the first quarter of 2009, or two times the target variable cash compensation for 2009 year to be paid in the first quarter of 2010.

(4) The estimated value as of December 31, 2008 of immediate acceleration of vesting of all outstanding equity awards (stock options and restricted stock) granted to the executive, whether subject to time vesting or performance vesting requirements.

(5) Reimbursement for up to 18 months of continued eligibility to participate in medical and health benefit plans on the same use, terms and conditions in effect for the executive prior to his/her termination, plus the cash value of an additional 6 months of the same coverage.

(6)  We will reimburse any excise taxes imposed under Internal Revenue Code
     Section 280G.

                        2008 COMPENSATION OF DIRECTORS

Effective January 1, 2008, the annual retainer received by our non-employee directors increased to $20,000 from $12,000 in 2007, which was allocated as $12,000 in cash and $8,000 paid in restricted stock awards, the value of which was determined as of the date of grant. Non-employee directors who reside in the United States received $1,500 for each Board of Directors meeting attended in person. Non-employee directors who reside outside of the United States received $2,500 for each Board of Directors meeting attended in person. Non-employee directors also received $1,000 for each telephonic board meeting attended. The Chairman of the Board of Directors was paid an annual retainer of $50,000. The cash retainer fees were paid monthly on a ratable basis.

The Chairman of the Audit Committee received an additional $15,000 cash annual retainer. Audit Committee members received an additional $6,000 cash annual retainer. These additional fees were paid monthly on a ratable basis.

The Chairman of the Compensation Committee received an additional $7,000 cash annual retainer. Compensation Committee members received an additional $3,500 cash annual retainer. These additional fees were paid monthly on a ratable basis.

The Chairman of the Nominating and Governance Committee received an additional $4,000 cash annual retainer. Nominating and Governance Committee members received an additional $2,000 cash annual retainer. These additional fees were paid monthly on a ratable basis.

Directors are also reimbursed for reasonable expenses for attending Board of Directors meetings. Non-employee directors were eligible to be granted stock awards under our Amended and Restated 2005 Incentive Award Plan.

                                   Page-37

In 2008, the Compensation Committee hired an independent executive compensation consultant, Compensia, to review market data and make recommendations regarding the competitiveness of our 2009 director compensation package. In the fourth quarter of 2008, Compensia reported the findings of its review directly to the Compensation Committee and provided relevant market data against which the competitiveness of our director cash and equity compensation was compared. Effective January 1, 2009, the annual cash retainer received by our non-employee directors was increased from $12,000 and $8,000 paid in restricted stock awards, the value of which is determined as of the date of grant, to $17,500 and a grant of 10,000 shares of restricted stock with a one-year vesting period, the value determined as of the date of grant. All new directors will receive a stock option for 40,000 shares with a vesting period of four equal annual installments over four years from the date of grant and a service condition. Other than the initial stock option grant to Mr. Kuo at his appointment to the Board, no stock options were granted to non-employee directors during 2008.

Director cash and equity compensation is reviewed during the fourth quarter each year with changes in cash compensation made effective at the beginning of the next year. Equity grants are effective as of the fifteenth day of the calendar month in which the grant is approved if such approval date is on or before the fifteenth day of the calendar month. Equity grants are effective as of the fifteenth day of the immediately following calendar month if such approval date is after the fifteenth day of a calendar month in which the grant is approved.

Effective April 1, 2009, the annual cash retainer of $17,500 for non-employee directors was reduced to $12,000 for the remainder of 2009, as part of the Company's cost reduction measures in light of current economic conditions.

We do not have a formal policy concerning the granting of stock awards to non-employee directors; however, we may consider adopting such a policy in the future. In February 2003, our Board approved the practice that the Chairman of the Board would receive two times the number of stock option awards granted to non-employee directors generally at the time any such stock option awards are granted.

Perquisites and Other Personal Benefits. We do not provide any quantifiable perquisites and other personal benefits to non-employee directors.

Director Compensation for 2008
------------------------------

                    Fees Earned or     Stock       All Other
Name                Paid in Cash($)  Awards($)  Compensation($)  Total($)
------------------  ---------------  ---------  ---------------  --------

William G. Howard      66,500         7,998(1)          --        74,498

William L. George      32,900         7,998(1)          --        40,898

Jack L. Saltich        40,100         7,998(1)          --        48,098

Theodore J. Coburn     42,400         7,998(1)          --        50,398

Eric Kuo(2)            18,500         5,998(3)          --        24,498

----------

                                   Page-38

(1) Restricted stock award granted on January 2, 2008 and fully vested on January 31, 2008. The value was based on the closing price as reported on the Nasdaq Global Market on January 2, 2008 of $4.56.

(2)  Mr. Kuo was elected to the Board of Directors on March 3, 2008.

(3) Restricted stock award granted on April 1, 2008, on a pro rata basis for the remainder of 2008, and fully vested on April 30, 2008. Based on the closing price as reported on the Nasdaq Global Market on April 1, 2008 of $4.20.

Director Outstanding Equity Awards at 2008 Fiscal Year End
----------------------------------------------------------

                         Stock Option    Stock Option
                           Awards           Awards
Name                    Exercisable(#)  Unexercisable(#)
----------------------  --------------  ----------------

William G. Howard          480,000               0

William L. George          150,000               0

Jack L. Saltich            150,000               0

Theodore J. Coburn         150,000               0

Eric Kuo                         0          40,000(1)

----------

(1) Mr. Kuo was elected to the Board of Directors on March 3, 2008, and as a new director, Mr. Kuo was granted a stock option for 40,000 shares with a vesting period of four equal annual installments over four years from the date of grant and a service condition.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors, our chief accounting officer, and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish to the Company copies of all Section 16(a) forms filed.

To our knowledge and based solely on our review of the copies of such forms received by us, and written representations from certain reporting persons that no other forms were required during the fiscal year ended December 31, 2008, Mr. William Staunton filed one (1) Form 4 late and all other required Section 16 filers complied with all applicable Section 16(a) filing requirements.

                                   Page-39

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following are our relationships and related-party transactions between our Company and our officers, directors and principal stockholders or their affiliates. No new relationships and related-party transactions have been entered into since January 1, 2008.

TRANSACTIONS INVOLVING THE NATIONAL ELECTRICAL BENEFIT FUND. The National Electrical Benefit Fund (the "Fund") was during 2008 and continues to be a principal stockholder of our Company.

Pursuant to a Stock and Warrant Purchase Agreement dated March 13, 1989 between the Company and the Fund, as amended, the Company agreed to pay to the Fund, for as long as the Fund owns at least 5% of the outstanding shares of the Company's common stock, a reasonable monthly consulting fee of not more than $5,000 and to reimburse the Fund for all out-of-pocket expenses incurred in monitoring the Fund's investment in the Company. During 2008, the Company was obligated to pay to the Fund approximately $60,000 in payment of such fees and expenses.

       PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Independent Auditors
--------------------

The Audit Committee of the Board of Directors has appointed Ehrhardt Keefe Steiner & Hottman PC as our independent auditors, to audit our consolidated financial statements for the year ending December 31, 2009. A representative of Ehrhardt Keefe Steiner & Hottman PC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The aggregate fees billed for professional services by EKS&H, relating to the audit of our 2008 and 2007 consolidated financial statements and the fees for other professional services billed in 2008 and 2007 were:

Type of Fee            2008       2007
------------------   --------   --------
Audit fees           $258,080   $234,000
All other fees          3,637      1,300

AUDIT FEES. EKS&H's fees billed to us relating to the 2008 and 2007 annual audit services and the review of interim financial statements.

ALL OTHER FEES. EKS&H's fees billed to us during 2008 and 2007 for Securities and Exchange Commission filings not included in the audit fees category.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. EKS&H did not render any professional services to us in 2008 and 2007 with respect to financial information systems design and implementation.

                                   Page-40

The Audit Committee has established a policy whereby the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company's independent auditors in accordance with a prior description of the services to be performed and specific estimates for each such services. The Audit Committee pre-approved all of the services performed by EKS&H during fiscal 2008 and 2007.

                          AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for overseeing management's financial reporting practices and internal controls and audit function. During 2008, the Audit Committee was composed of three outside, independent directors, all of whom meet the independence requirements of applicable Securities and Exchange Commission rules and regulations and listing requirements of The Nasdaq Stock Market. During 2008, Mr. Theodore J. Coburn was the Audit Committee financial expert as defined under applicable Securities and Exchange Commission rules and was also deemed to be a financially sophisticated Audit Committee member under applicable NASDAQ rules. The Audit Committee operates under a written charter reviewed by the Board of Directors. The charter is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Stock Market. The Audit Committee Charter is available on our website at www.ramtron.com.

In connection with our consolidated financial statements for the fiscal year ended December 31, 2008, the Audit Committee has:

- Reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2008 with our independent registered public accounting firm and our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements.

- Discussed with the independent registered public accounting firm matters required of auditors to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

- Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm their independence.

Based on these actions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

                                                  Theodore J. Coburn, Chair
                                                  William G. Howard
                                                  Jack L. Saltich

              THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
                             AUDITORS NAMED ABOVE

                                   Page-41

                                OTHER MATTERS

We currently know of no matters to be submitted at the Annual Meeting other than those described herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                  FORM 10-K

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, RAMTRON INTERNATIONAL CORPORATION, 1850 RAMTRON DRIVE, COLORADO SPRINGS, COLORADO 80921.

==============================================================================

                                           By Order of the Board of Directors

                                           /s/ Eric A. Balzer
                                           ------------------------
                                           Eric A. Balzer
                                           Secretary

Colorado Springs, Colorado
April 17, 2009

                                    Page-42

                                  APPENDIX A

                       RAMTRON INTERNATIONAL CORPORATION
                             AUDIT COMMITTEE CHARTER

Purpose
-------

The purpose of the Audit Committee (the "Committee") of the Board of Directors of Ramtron International Corporation, a Delaware corporation (the "Company"), is to represent and assist the Board of Directors in its general oversight of the Company's accounting and financial reporting processes, audits of the financial statements, internal control and audit functions, and compliance with legal and regulatory requirements and ethical standards adopted by the Company.

Composition of the Committee
----------------------------

The Committee will be comprised of three or more members. Each Committee member shall meet the director and audit committee member independence and financial literacy criteria of The Nasdaq Stock Market, Inc. ("Nasdaq"). At least one member of the Committee must be financially sophisticated as determined by the Board of Directors, and no Committee member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to the appointment of such member to the Committee. Appointment to the Committee, including the designation of the Chair of the Committee and the designation of any Committee members as "audit committee financial experts," shall be made by the full Board of Directors. Committee members shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

Each Committee member shall be able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement. The designation or identification of a person as having financial sophistication or as a financial expert shall not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board of Directors in the absence of such designation or identification; or (b) affect the duties, obligations or liability of any other member of the Committee or Board of Directors.

Duties and Responsibilities of the Committee
--------------------------------------------

The Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board of Directors. Management is responsible for (a) the preparation, presentation and integrity of the Company's financial statements; (b) accounting and financial reporting principles; and (c) the Company's internal controls and procedures and disclosure controls and procedures designed to promote compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards.

                                   Page-43

In performing its responsibilities, the Committee shall have the full power and authority to carry out the following responsibilities in accordance with Nasdaq listing requirements and rules and regulations promulgated by the Securities and Exchange Commission ("SEC"):

1)  Retain the Independent Auditors:  The Committee has the sole authority to
    (a) retain and terminate the Company's independent auditors, (b) approve all audit engagement fees, terms and services and (c) approve any non-audit engagements with the Company's independent auditors. The Committee may delegate the authority to grant any pre-approvals of non-audit engagements to one or more members of the Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

2) Review and Discuss the Independence of the Auditors: In connection with the retention of the Company's independent auditors, the Committee is to, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Committee is responsible for (a) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, including Independence Standards Board Standard 1, (b) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors and (c) taking, or recommending that the Board of Directors take, appropriate action to oversee the independence of the auditor. In connection with the Committee's evaluation of the auditors' independence, the Committee shall also take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company's audit engagement team.

3) Set Hiring Policies: The Committee is to set hiring policies for employees or former employees of the independent auditors.

4) Review and Discuss the Audit Plan and Results: The Committee shall review and discuss with the independent auditor: (a) its audit plans, and audit procedures, including the scope, fees and timing of the audit, (b) the results of the annual audit examination and accompanying management letters, and (c) the results of the independent auditor's procedures with respect to interim periods.

5) Review and Discuss Conduct of the Audit: The Committee shall provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present, evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

                                   Page-44

6) Review and Discuss Financial Statements and Disclosures: The Committee is to review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, as well as (a) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management); (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's accounting, financial and disclosure controls and procedures, and any recommendations for improvement of existing controls or the addition of new or more detailed controls.

7) Review and Discuss Earnings Press Releases: The Committee is to review and discuss earnings and other financial press releases (including any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

8) Review and Discuss Internal Audit Plans: The Committee is to review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department their audit plans for the year, the scope of their ongoing audit activities and the progress of those plans to date, including the qualifications of the internal audit staff and the adequacy of staffing and compensation.

9) Review and Discuss the Recommendations of Independent Auditors: The Committee may review and discuss with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditors and including any management reports thereon and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

10) Review and Discuss Emerging Accounting and Auditing Issues: The Committee shall discuss with the independent auditor any updates on emerging accounting and auditing issues, as well as an assessment on their potential impact on the Company, on a timely basis throughout the year.

11) Review and Discuss External Audit Reports: The Committee is to review and discuss reports from the independent auditors on (a) all critical accounting policies and practices used by the Company; (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management.

                                   Page-45

12) Assurance Regarding Conduct. Obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under SEC rules and regulations.

13) Discuss Risk Management Policies: The Committee is to discuss guidelines and policies with respect to risk assessment and risk management to assess and manage the Company's exposure to risk. The Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control these exposures.

14) Obtain Reports Regarding Conformity with Legal Requirements and the Company's Code of Conduct: The Committee shall investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between the Company and any employee, officer or member of the Board of the Company or any affiliates of the foregoing. The Committee is to periodically obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct. The Committee should advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

15) Approve Related Party Transactions: The Committee is to approve all related party transactions that are required to be disclosed pursuant to
     Item 404 of Regulation S-K promulgated by the SEC.

16) Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies: The Committee is to establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

17) Discuss With Compliance Officer or Counsel Matters Regarding Financial Statements or Compliance Policies: The Committee should discuss with the Company's compliance officer and legal counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

18) Review and Discuss Other Matters: The Committee should review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

                                   Page-46

19) Make Board Reports: The Committee should report its activities regularly to the Board of Directors in such manner and at such times as the Committee and the Board of Directors deem appropriate, but in no event less than once a year. Such report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

20) System Controls and Related Security. The Committee shall receive and discuss with appropriate officers of the Company the adequacy of the Company's computerized information system controls and related security.

21) Maintain Flexibility. The Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

Meetings of the Committee
-------------------------

The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chairman of the Committee shall, in consultation with the other members of the Committee, the Company's independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefore and supervising the conduct thereof. The Committee may also take any action permitted hereunder by unanimous written consent.

The Committee may request any officer or employee of the Company or the Company's outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet with the Company's management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the Committee, management, the independent auditors or such other persons believes should be discussed privately.

Resources and Authority of the Committee
----------------------------------------

The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties. The Company will provide for appropriate funding, as determined by the Committee, for payment of expenses of the Committee and any independent advisors the Committee may retain.

                                   Page-47

Audit Committee Report
----------------------

The Committee will prepare, with the assistance of management and outside legal counsel, the Audit Committee Report to be included in the Company's annual proxy statement.

Annual Review of Charter
------------------------

The Committee will conduct and review with the Board of Directors annually an evaluation of the adequacy of this Charter and recommend any changes to the Board of Directors. The Committee may conduct this charter evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Annual Performance Evaluation
-----------------------------

The Committee will conduct and review with the Board of Directors annually an evaluation of the Committee's performance with respect to the requirements of this Charter. This evaluation should also set forth the goals and objectives of the Committee for the upcoming year. The Committee may conduct this performance evaluation in such manner as the Committee, in its business judgment, deems appropriate.

                                   Page-48

PROXY                                                                    PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                       RAMTRON INTERNATIONAL CORPORATION

                      2009 Annual Meeting of Stockholders

The undersigned stockholder of Ramtron International Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated
April 17, 2009, and hereby appoints William W. Staunton, III and Gery E. Richards, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held May 29, 2009, at 10:30 a.m., local time, at the Hilton Garden Inn, 1810 Briargate Parkway, Colorado Springs, Colorado 80920, and at any adjournment(s) thereof, and to vote all shares of common stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth on reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorney-in-fact hereunder.

DO NOT FOLD, STAPLE OR MUTILATE.

                         (To be Signed on Reverse Side)
                                 SEE REVERSE SIDE

                                   Page-49

                        RAMTRON INTERNATIONAL CORPORATION
             PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.
                                     ( X )

1.  ELECTION OF DIRECTORS:

Nominees:  William G. Howard; William W. Staunton, III; Eric A. Balzer;
           William L. George; Jack L. Saltich, Theodore J. Coburn and
           Eric Kuo.

                       FOR           WITHHOLD
                       ALL           FROM ALL
                     NOMINEES        NOMINEES
                      (    )          (    )

    FOR, except vote withhold from the following nominee(s):

      (    )------------------------------------------------------------------
                                List Nominee(s)

2.  APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS:

To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as independent auditors of the Company for the fiscal year ending December 31, 2009.

                   FOR          AGAINST          ABSTAIN
                 (     )        (     )          (     )

OTHER BUSINESS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorney-in-fact hereunder.

                                              Dated                      2009
                                                   ---------------------
Signature(s)
            ------------------------------------------------------------------
(This Proxy should be marked, dated and signed by the stockholder exactly as his, her or its name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                                    Page-50